Based upon the Funds review of the copies of such forms effecting the Section 16 filings received by it the Fund believes that for its most recently completed fiscal year all filings applicable to such persons were completed and filed in a timely manner except as follows: Form 3 (no securities owned) for Qi Yan was not filed in a timely manner after he became a reporting person of the Fund.

Based upon the Funds review of the copies of such forms effecting the Section 16 filings received by it the Fund believes that for its most recently completed fiscal year all filings applicable to such persons were completed and filed in a timely manner except as follows: Form 3 (no securities owned) for Keith Kemp was not filed in a timely manner after he became a reporting person of the Fund.

Based upon the Funds review of the copies of such forms effecting the Section 16 filings received by it the Fund believes that for its most recently completed fiscal year all filings applicable to such persons were completed and filed in a timely manner except as follows
Form 3 (no securities owned) for Glenn McWhinnie was not filed in a timely manner after he became a reporting person of the Fund.